UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 22, 2020

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33338	13-2721761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street, Pittsburgh, Pennsylvania	15203-2329
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 432-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 22, 2020, American Eagle Outfitters, Inc. (“AEO” or the “Company”) and certain of its subsidiaries entered into an amendment (the “Amendment”) to the Company’s Amended and Restated Credit Agreement, dated as of January 30, 2019, among the Company and certain of its subsidiaries as co-borrowers or guarantors, each lender from time to time party thereto, and PNC Bank, National Association as administrative agent for the lenders and certain other parties and agents (the “Credit Agreement”), to, among other things, clarify that the issuance of the notes (defined below) is permitted under the Credit Agreement and that the notes, once issued, do not and will not constitute “Equity Interests” under the terms of the Credit Agreement.

The foregoing description of the Amendment and the Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Amendment which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference and to the full and complete terms of the Credit Agreement, which was included as an exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2020 and the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2019.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

ITEM 8.01.	OTHER EVENTS.

On April 23, 2020, the Company issued a press release announcing the pricing on April 22, 2020 of the previously announced offering of $400 million aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private placement, and the related grant to the initial purchasers of the notes of an option to purchase up to an additional $60 million aggregate principal amount of notes in the private placement. The closing of the private placement offering is expected to occur on or about April 27, 2020, subject to customary closing conditions.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the notes, any shares of the Company’s common stock issuable upon conversion of the notes, or any other securities, nor will there be any sale of the notes or any such shares or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including statements regarding the completion of the offering and the expected amount and intended use of the net proceeds. Forward-looking statements represent AEO’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements, and there can be no assurance that future developments affecting AEO will be those that it has anticipated. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to AEO’s business, including those described in periodic reports that AEO files from time to time with the SEC. AEO may not consummate the offering described in this Current Report on Form 8-K and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and AEO does not undertake to update the statements included in this Current Report on Form 8-K for subsequent developments, except as may be required by law.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1

First Amendment to the Amended and Restated Credit Agreement, dated as of January 30, 2019, among American Eagle Outfitters, Inc. and certain of its subsidiaries as co-borrowers or guarantors, each lender from time to time party thereto, and PNC Bank, National Association as administrative agent for the lenders and certain other parties and agents

99.1	Press Release dated April 23, 2020 by American Eagle Outfitters, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 23, 2020

AMERICAN EAGLE OUTFITTERS, INC.

By:	/s/ Stacy B. Siegal
Name:	Stacy B. Siegal
Title:	Executive Vice President, General Counsel

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